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                                                                 EX-99.B11-1
                                                             (AUDITORS CONSENT)


                       CONSENT OF INDEPENDENT AUDITORS


The Board of Trustees
Green Century Funds:

We consent to the use of our report, dated August 22, 1997, incorporated herein by reference and to the references to our firm under the captions FINANCIAL HIGHLIGHTS and ORGANIZATION AND MANAGEMENT OF THE FUNDS Auditors in the prospectus, incorporated herein by reference, and INDEPENDENT AUDITORS AND EXPERTS in the statement of additional information, included herein.


                                        KPMG Peat Marwick LLP


Boston, Massachusetts
September 29, 1997